UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-143966	26-0267673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 7, 2007, Visa Inc. (“Visa”) announced that it entered into a settlement agreement with American Express to settle previously disclosed litigation, American Express Travel Related Services Co., Inc. v. Visa U.S.A. Inc. et al, that has been pending since 2004.

The settlement ends all current litigation between American Express and Visa U.S.A. Inc. (“Visa U.S.A.”), Visa International Service Association (“Visa International”) and their members related to this case. In addition, the settlement resolves American Express’s actual or potential claims against the named banks in this case: US Bank, Wells Fargo, Washington Mutual, JPMorgan Chase & Co. and Capital One. The agreement covering the named bank defendants absolves them of all responsibility in this matter related to their participation in the Visa and MasterCard networks. The settlement will ultimately be funded by members of Visa U.S.A.—not Visa Inc.—through Visa’s retrospective responsibility plan as described in the registration statement on Form S-4 filed by Visa with the Securities and Exchange Commission in connection with its recent global reorganization.

The effectiveness of the settlement agreement is subject to the requisite approval of Visa U.S.A.’s member financial institutions in accordance with Visa U.S.A.’s certificate of incorporation.

Under the settlement agreement, American Express will receive $945 million from Visa and an additional $185 million payment to be paid directly by the named bank defendants by March 15, 2008 and no later than March 31, 2008. Beginning March 31, 2008, Visa will pay American Express an additional amount of up to $70 million each quarter for 16 quarters, for a maximum total of $1.12 billion. The quarterly payments will be in an amount equal to 5% of American Express’s United States Global Network Services billings during the quarter up to a maximum of $70 million per quarter, provided, however, that if a payment for any quarter is less than $70 million, the maximum payment for a future quarter or quarters shall be increased by the difference between $70 million and such lesser amount that was actually paid. Visa’s nominal payout is $2.065 billion with an accounting reserve of $1.9 billion. Under the retrospective responsibility plan, Visa intends that the payments will be funded from Visa’s escrow in connection with the adjustment of the Visa U.S.A. members’ equity allocation.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

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Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Documents
99.1	Press Release of Visa Inc., dated November 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: November 8, 2007	By:	/s/ Joseph W. Saunders
	Name:	Joseph W. Saunders
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description of Documents
99.1	Press Release of Visa Inc., dated November 7, 2007